Exhibit (a)(5)(VV)

e.on "Delivering Profitable Growth and Performance" March 2007

e.on Successful development since E.ON's creation 2000-2003 Transformation into a Focused Energy Company 2003-2005 Integration and Performance since 2005 Growth in the
Energy Business Adjusted EBIT1€in millions 3,352 2001 4,258 2002 5,707 2003 6,787 2004 7,333 2005 8,150 2006 1. Non-GAAP financial measure. For reconciliation to net income see last two charts.

e.on ROCE1 well above the cost of capital1 9.6% 2001 9.2% 2002 9.9% 2003 11.5% 2004 12.2% 2005 13.2%2006 ROCE 4.2 % above cost of capital in 2006 Value added1 of € 2.6 bn in 2006 ROCE Cost of Capital 1. Non-GAAP financial measures. For derivation see last two charts

e.on Enhanced return of value to E.ON shareholders in € per share 1.60 2001 1.75 2002 2.00 2003 2.35 2004 4.25 2.75 2005 3.351 2006 Proposed ordinary dividend up 22 % Commitment to achieving a payout ratio of 50% to 60% of adjusted net income by 2007. The proposed ordinary dividend of €3.35 per share (€ 2.2 bn) for 2006 corresponds to a payout ratio of 50%. Special dividend Ordinary dividend 2001 2002 2003 2004 2005 2006 1. Proposal subject to the approval at the AGM.

e.on The drivers of value-enhancing growth Entry and growth in new markets: Eastern Europe Turkey Russia Power Generation Profitable Growth Development of gas infrastructure: Gas pipelines Gas storage Upstream LNG Public offer for Endesa

e.on Summary of 2007-09 investment plan in billion € Financial investments 2.9 Other 1.3 Gas storage, upstream & LNG 2.4 Electricity & gas networks 7.3 Power generation 11.4 U.S. Midwest 2.1 Nordic 2.7 U.K. 4.3 Pan-European Gas 4.7 Central Europe 11.5 Growth 13.0 Maintenance & replacement 12.3 Fixed assets € 22.4 bn Power generation €11.4 bn Maintenance & replacement € 5.9 bn Growth € 5.5 bn Electricity & gas networks € 7.3 bn Maintenance & replacement € 5.3 bn Growth € 2.0 bn Gas storage, upstream & LNG € 2.4 bn Upstream & LNG € 1.2 bn Gas storage € 1.2 bn Other € 1.3 bn Financial investments € 2.9 bn Stake in Yushno Russkoje € 1.2 bn Turkey & Romania € 0.9 bn Put option ZSE € 0.4 bn Other € 0.4 bn Total investments € 25.3 bn

e.on All external growth opportunities are subject to E.ON's strict strategic and financial investment criteria Strategic criteria Market attractiveness (returns, growth, regulation, country risk) Target attractiveness (asset quality, market position, management quality) Value creation potential (cost reduction, integration benefits, transfer of best practice) Financial criteria Earnings enhancing in the first full year after acquisition Returns exceeding cost of capital three years after acquisition in general Not endanger overall group performance targets

e.on Major planned investments in power plants over 2007-091 U.S. Midwest Trimble County 2 Coal 750 MW Start 2010 Oskarshamn (upgrade) Nuclear 430 MW Start 2008/2012 Malmö Gas CHP 440 MW Start 2009 Maasvlakte 3 Coal 1100 MW Start 2012 Datteln 4 Coal 1100 MW Start 2011 Gönyü 1 CCGT 400 MW Start 2010 Other projects Eastern Europe Irsching 5 CCGT 800 MW Start 2009 Irsching 4 CCGT 530 MW Start 2011 Livorno Ferraris CCGT 800 MW Start 2009 Staudinger 6 Coal 1100 MW Start 2012 Supercritical coal2 Coal 400 MW Start >2014 Kingsnorth Coal 1600 MW Start 2012/13 Grain CCGT 1200 MW Start 2009 1. Excluding renewables 2. Site still to be decided.

e.on Gas demand in Western Europe1 is growing while domestic production is declining in bcm 535 570-610 635-685 675-730 9% 22% Supply gap 8% 11% 10% Advanced projects3 7% 12% 11% 11% Other non-EU imports 11% 9% 11% 7% Algeria 26% 25% 24% 23% Russia3 14% 12% 11% 9% Norway 6% 4% Other internal EU trade 8% 7% 5% Netherlands 28% 23% 19% 16% Indigenous production for domestic use 20054 2010 2015 2020 10% 18% 18% 19% LNG-share in imports 1. EU-25 + Romania, Bulgaria, Turkey, Norway and Switzerland 2. Basis for imports: contracted volumes and prospective contract prolongations 3. Russia without volumes via the North European Gas Pipeline (NEGP) which are included in advanced projects 4. Provisional data for 2005 Source: E.ON Ruhrgas E.ON's response to Europe's increasing reliance on gas imports2 Long-term gas import contracts remain backbone of security of supply Equity gas to cover part of E.ON's supply needs Contribution to necessary development of gas import infrastructure Growth in LNG business to diversify supply sources

E.ON's gas upstream strategy: Strengthen and diversify supply

Long term targets:

- Build gas upstream position of up to ~ 15 - 20% of the E.ON Ruhrgas supply portfolio
- Target regions: North Sea (UK, Norway), Russia. Africa & Middle East under evaluation in combination with LNG

Implementation status:

- E.ON Ruhrgas gas supply 2005: ~ 59 bcm
- Gas production from North Sea: Up to 5% of current E.ON Ruhrgas supply[1]
- Gas production from Russia: Up to 10 % of current E.ON Ruhrgas supply[2]

British North Sea


Sleipner
St. Fergus
Scoter
Elgin
Glenelg
Draupner
Stavanger
Norway
Edingburgh
Franklin
Ekofisk
Danmark
SEAL
Nybro
Teesside
Johnston
Hunter
Ravenspurn North
Dimlington
Minke
Orca
Theddlethorpe
UK
Bacton
Emden

Norwegian North Sea


Skarv
Norne
Viktoria
Åsgard
Heidrun
Kristin
Njord
Norwegen
Haltenbanken Vest
Mikkel
Draugen
Njord
Groß-britannien
Dänemark
Deutschland
Ormen Lange
Tjeldbergodden

Russia


Jamburg
Zapoljarnoje
Medvezhje
Yushno Russkoje

1. When all gas fields of E.ON Ruhrgas UK North Sea Ltd. are in production
2. When Yushno Russkoje has reached plateau production

10

E.ON

E.ON contributes to the necessary development of Europe's gas import infrastructure

Nord Stream (Northern European Gas Pipeline)

Construction of two parallel pipelines with a capacity of 27.5[1] bcm each (55[1] bcm in total). Investment (100%) of € 2.0 – 2.4 bn for the first line, and of ≥ € 4 bn for both. Commissioning of the first line in 2010. E.ON's share 24.5%.

BBL

Construction of a new pipeline with a capacity of 16.5 bcm between Balgzand in the Netherlands and Bacton in the UK. First gas flow through the pipeline in December 2006. E.ON's share 20%.

Interconnector

Increase of the capacity of the Interconnector from 8.5 bcm to approx. 23.5 bcm completed in October 2006. E.ON's share 23.6%.



Gas field
Existing transit pipeline
Proposed or under construction
Barents Sea
Kara Sea
Stockmann
Kharasavey
Yamal
Bovanenko
Yamburg
Urengoy
Medvezhye
Yamsovey
Zapolyarnoye
Nord Stream
BBL
Interconnector
Orenburg
Karachaganak
Astrakhan
Shurtan
Shatlyk
Sovetabad/
Dauletabad

1. Based on 10.3 kWh/m³, 20° Celsius

11

e.on E.ON is planning its first German LNG project in Wilhelmshaven as well as the construction of an LNG terminal on Krk Wilhelmshaven Technical design study initiated after positive conclusion of feasibility study Capacity planned 10 bcm/a Investment (100%) estimated at around € 0.7 bn Commissioning expected for 2010 or 2011 Krk Alliance agreement between E.ON Ruhrgas and Adria LNG to study the feasibility of an LNG terminal on the island of Krk in Croatia Capacity envisaged approx. 10 bcm/a Commissioning planned for end 2011 Planned inclusion of LNG imports in line with E.ON's strategy to broaden the basis for gas supplies Existing LNG terminal (some with expansion planned /ongoing) LNG terminal under construction LNG terminal planned Wilhelmshaven Krk

e.on Russia - Growth opportunities in power generation Potential regions: North West Central Volga Urals/Western Siberia Characteristics for the regions: Privatization of generation planned 2007/08 Strong industrialization and profound growth perspectives in power demand Lack of generation and aging capacity lead to significant shortages Fuel market supposed to be balanced until 2011 (access to diversified fuel sources ) An aging generation structure ... (%) 35 30 25 20 15 10 5 0 17.5 6.0 > 40 years 31.0 25.0 > 30 years 25.0 33.0 > 20 years 18.0 25.0 >10 years 5.0 7.0 < 10 years Hydro Plants Thermal Plants Source: Infoline ... cannot be matched with today's system (GW) 70 60 50 40 30 20 10 0 Rejected requests for new customer connections 2004 2005 2006E 2007E 2008E 2009E 2010E 2011E New connections Capacity deficit at 4% growth rate Capacity deficit at 2% growth rate Capacity deficit at 6% growth rate Source: IES Therefore, substantial capacity new build is required (GW) 8 6 4 2 0 5.8 1995-2005 1.6 2006E 2.5 2007E 3.9 2008E 6.6 2009E 7.2 2010E Source: RAO UES, Infoline

e.on Turkey - Opportunities arising from privatizations Bulgary Greece Istanbul Äg’is Ankara Mediterranean Sea Syria Iraq Iran Georgia Armenia 1 2 3 Black Sea Expected opportunities Potential sale of private stake Market size 2005 2025 600 TWh 400 200 0 D F I E TR PL CZ RO HU Customers Electricity consumption 1.Istanbul Anadolu 2.8 m 8 TWh 2. Sakarya 1.9 m 6 TWh 3. Baskent Ankara 1.3 m 4 TWh New build requirements 100 80 60 40 20 0 GW Generation capacity Max. Load New - Thermal New - Hydro Current - Hydro Current - Thermal 2005 2010 2015 2020 2025

e.on E.ON and Endesa create the world's leading power and gas company E.ON is making its final all-cash offer for 100% of Endesa's shares at 38.75 € per share E.ON’s offer is subject to one condition, namely that at 50.01% of Endesa’s shareholders tender their shares to E.ON The integrity of Endesa's business and corporate identity will be secured by E.ON Endesa will be responsible for managing the new Southern Europe & Latin America Market Unit of E.ON The offer for Endesa fulfills E.ON's strict strategic and financial criteria

e.on Together, we will have a unique position regarding global scale, portfolio balance, and growth potential Global scale Europe1 327 TWh power generation 515 TWh power sales 931 TWh gas sales 41 million customers2 The Americas1 94 TWh power generation 93 TWh power sales 13 million customers E.ON Endesa Diversified earnings3 Iberia 20% UK 9% Nordic 7% Italy/France 5% European Gas 12% Latin America 11% US 4% Central Europe 32% EBITDA Diversified generation4 Nuclear 25% Hydro 16% Gas/Oil 17% Other 1% Coal 40% TWh 1. 2005 figures 2. Majority controlled customers 3. Adjusted EBITDA for E.ON; EBITDA for Endesa 4. Generation mix (TWh) as of ‘04 Source: Endesa presentations and reports; E.ON

e.on The first truly pan-European player benefiting from further market integration European energy market emerging Integrated, competitive European power and gas markets Harmonized European rules European gas market Emerging electricity markets European CO2 market Global coal, oil, and LNG markets Convergence of European energy markets and prices Benefits for E.ON/ Endesa and consumers In a liberalised single European energy market E.ON and Endesa will form a major European player which will: Successfully compete in a pan-European market Act as a counterbalance to the major upstream producers from in- and outside of Europe Leverage retail market skills across European markets

e.on E.ON gains access to significant new growth potential in Spain, Southern Europe, and Latin America Developed & moderate growing markets with E.ON presence Average annual growth rate of power generation 2001-05 S&P country rating 6% 4% 2% 0% USA AAA CEE1 BBB- to A GER AAA SWE2 AAA UK AAA Complemented by faster growing markets with Endesa presence 6% 4% 2% 0% ESP AAA LatAm3 B+ to A ITA A+ FRA AAA 1. CEE includes Czech Republic, Slovakia, Hungary, Poland, Romania, and Bulgaria 2. 2000 to 2005 3. LatAm (Latin America) includes Chile, Argentine, Brazil, Columbia, and Peru Source: BP Statistical Review of World Energy 2006

e.on Since November 2006, significant additional value creation potential has been identified Additional value creation potential €m/year 600 Total recurring annual synergies 235 Best practice transfer E.ON/Iberia 220 Procurement synergies 90 Best practice transfer E.ON/LatAm 55 Combining organizations in overlapping markets Full 600 m€ effect in 2010 build up pro rata over 3 years Vast majority of synergy potential from Size & scale of the combined entity Best-practice transfers Synergies account for 3% of combined EBITDA and therefore are ,,conservative" compared to other M&A transactions Other best-practice transfer potential from Endesa to E.ON not yet assessed

e.on E.ON's offer received a favorable opinion from Endesa1 "The Board of Directors of Endesa, by an unanimous vote [...], views the terms of the E.ON offer favorably [...]. " "The consideration of € 38.75 per share offered by EON [...] is fair, from a financial point of view, to the shareholders of Endesa. " " [...] the Board of Directors has determined to state its position in favor of these amendments and recommends that the shareholders of Endesa participate in the meeting and vote in favor of the amendments. " " Shareholder Caja Madrid [...] has likewise expressed its intention to vote in favor of such amendments. " 1. Excerpts from the report of the Board of Directors of Endesa regarding the takeover offer made by E.ON Zwölfte Verwaltungs GmbH issued on February 6, 2007.

e.on Closing is expected within a short period of time Filing of the original offer 21 Feb 2006 EU-antitrust approval without conditions 25 Apr 2006 Decision of Ministry of Industry on CNE conditions 03 Nov 2006 CNMV approval 16 Nov 2006 Start of acceptance period 26 Jan 2007 Sealed envelope 02 Feb 2007 Approval of the final offer by the CNMV 06 Feb 2007 Endesa opinion on the final offer 06 Feb 2007 Last day for Endesa shareholders to tender shares 29 Mar 2007 Settlement date Expected Apr 2007

e.on E.ON's long-term view for the EU: emergence of a single, open and competitive market for electricity and gas E.ON Vision: Open and EU-wide competitive market Europan level playing field Non-discriminatory grid access No commodity regulation Good interconnections Wholesale power & gas markets Efficient congestion management No dominating players High Transparency Basic agreement with the vision of the EU Commission Positives for E.ON Attractive opportunities for organic growth in other European markets. Possibility of fully deploying E.ON's scale and skills across borders Markets reward those delivering the best possible products and services Markets provide clear investment signals

e.on Our vision: "E.ON - the world's leading power and gas company"

e.on Back-up Charts

e.on E.ON Group - Transformation into a pure energy group almost completed1) in billion € Acquisitions Transaction Volume Closing Date Powergen/LG&E 15.3 07/02 Ruhrgas (100%) 11.2 01/03 TXU retail business 2.5 10/02 E.ON Energie (Sydkraft, EDASZ, ZSE, Thüga stakes, EAM, EMR, HeinGas, EZH, Espoon S’hkö, EWW, NRE) 10.1 Graninge 1.1 11/03 Midlands Electricity 1.6 10/03 Distrigaz Nord 0.3 06/05 Bulgaria Power Distributors 0.2 10/04 Moldova 0.1 09/05 Caledonia Oil and Gas Ltd. 0.7 11/05 MOL Gas Trade and Storage 1.1 03/06 44.2 Divestments Transaction Volume Closing Date E-Plus 4.3 02/00 Cablecom 1.0 03/00 Gerresheimer Glas 0.5 07/00 VEBA Electronics 2.6 10/00 VIAG Interkom 11.4 02/01 Orange 1.8 11/00 VEBA Oel 6.8 07/02 Klöckner & Co 1.1 10/01 VAW aluminium 3.1 03/02 Degussa 5.7 02/03 Stinnes 2.8 10/02 Schmalbach-Lubeca 2.3 12/02 Bouygues Telecom 1.1 12/03 Gelsenwasser 0.9 09/03 Viterra Energy Services 0.9 06/03 swb 0.3 11/03 EWE 0.5 01/04 VNG 0.8 01/04 Union Fenosa 0.2 01/04 Degussa (3.62%) 0.3 05/04 Viterra 7.0 08/05 Ruhrgas Industries 1.5 09/05 Degussa (42.86%) 2.8 07/06 59.7 1. Only major transactions Total transaction volume: approx. € 104 billion

e.on Development of electricity prices in selected markets EEX, UK, Nord Pool, French and US Forward prices Cal 2008 Last 12 Months EUR/MWh 90 80 70 60 50 40 30 20 1.2.06 1.5.06 1.8.06 1.11.06 1.2.07 February 2007 01.02 16.02 Key driver UK forward prices appear to be driven mainly by the UK natural gas and CO2 prices. Nordic forward prices appear to be driven mainly by the hydrological situation and CO2 and fuel prices. Mainland European forward prices appear to be driven by CO2 and fuel prices. US forward prices appear to be driven by US gas prices. Legend UK Cal 08 Base Load (EUR/MWh) French Cal 08 Base Load (EUR/MWh) EEX Cal 08 Base Load (EUR/MWh) Nord Pool Cal 08 Base Load (EUR/MWh) US Cal 08 Base Load (EUR/MWh)

e.on Europe - Coal- and CO2 Prices Coal, ARA (Coal) - Last 12 months USD/t 90 80 70 60 50 40 1.2.06 1.3.06 1.4.06 1.5.06 1.6.06 1.7.06 1.8.06 1.9.06 1.10.06 1.11.06 1.12.06 1.1.07 1.2.07 Current Month 1.2.07 8.2.07 15.2.07 22.2.07 EUA (CO2) - Last 12 months EUR/t 35 30 25 20 15 10 5 0 1.2.06 1.3.06 1.4.06 1.5.06 1.6.06 1.7.06 1.8.06 1.9.06 1.10.06 1.11.06 1.12.06 1.1.07 1.2.07 Current Month 1.2.07 8.2.07 15.2.07 22.2.07 Key Messages Coal - Coal prices remained high due to strong Pacific and Indian demand Freight rates - Freight rates remained high due to ongoing loading problems in Australia and high demand in the Pacific market. CO2 allowances market - CO2 prices for NAP-I decreased further on oversupply. CO2 prices for NAP-II initially decreased due to mild weather and lower gas and electricity prices, but then recovered as a result of a strict EU verdict on the Spanish NAP. Legend Coal forwards for year+1 (2007/2008) Coal forwards for year+2 (2008/2009) CO2 futures for year 2007 (NAP-1 phase) CO2 futures for year 2008 Price-Index (2008) (NAP-2 phase)

e.on Realized cost cutting and efficiency improvements exceeded target € in millions 251 2003 340 2004 302 2005 263 2006 1,156 Achieved 2003-06 1,000 €1 Target 2003-06 Operational improvement of 1bn€1 through: Operational excellence (e.g. best practice transfer in generation, trading and retail, interface optimization in overhead) Integration synergies (e.g. TXU, E.ON Ruhrgas) Further cost savings (e.g. procurement savings, contract re-negotiations) Achieved: 1,156m €2 until 2006 One off costs of 430m €3 over 3 years to achieve operational improvement 1. Equivalent U.S.-GAAP target: Net income of 650m € 2. Non-GAAP financial measure; cost reductions led to a roughly 751m € increase in consolidated net income (after taxes and minority interests) 3. Equivalent U.S.-GAAP target: Net income of 280m €

e.on Regulation of network charges in Germany E.ON Hanse E.ON Westfalen Weser E.ON Mitte E.ON edis E.ON Avacon E.ON Thüringer Energie E.ON Bayern Difference between allowed and requested network fees Electricity Gas E.ON Netz1 -16%2 - E.ON Avacon -5% / -13% -10.7% / -16.5% E.ON Bayern -12% -9.4% E.ON Edis -14% -9.8% E.ON Hanse -11% -8.7% E.ON Mitte -14% -11% E.ON Thüringer Energie -14% -9.5% E.ON Westfalen-Weser -12% -9.8% Regulatory Return on Equity for pre-2005 asset base: 6.5% real post trade tax for electricity networks, and 7.8% for gas distribution networks Regulatory Return on Equity for post-2006 investment: 7.91 % nominal post trade tax for electricity networks, 9.21% for gas distribution networks Corporate tax allowance to be fully included with implementation of incentive regulation. Maximum equity ratio of 40%. Gas transmission exempt from cost regulation if grid-to-grid competition can be proved Approved network charges valid until Dec 31, 2007 for electricity networks, and until March 31, 2008 for gas distribution networks 1. Electricity network only 2. 9% compared to status quo

e.on Regulation of network charges in Germany - 2006 impact on adjusted EBIT and on non-operating earnings Recurrent impact on adjusted EBIT 675 124 551 E.ON Group 640 123 517 Central Europe 35 1 34 Pan-European Gas Lower network charges Provisions for retroactive application Impairment charges € in million 562 374 188 E.ON Group 266 266 Central Europe 296 108 188 Pan-European Gas Non-operating earnings Adjusted EBIT

e.on Regulation of network charges in Germany - Concept for incentive regulation still under discussion Start expected in 2009 Regulatory cost review for setting of initially allowed revenues Complete reduction of any inefficiencies within 6-8 years through a revenue cap adjusted on an annual basis, especially with regard to: inflation general revenue reduction targets (1.5% to 2% p.a. suggested) individual revenue reduction targets (based on benchmarking) Separate monitoring and regulation of quality Next steps Order issuance by the Ministry of Economics Coordination with Upper House Implementation by BNetzA and German State authorities

e.on Germany - Development of household power prices in Ct/kWh 2006 (assumed consumption for a household: 3,500 kWh/a) European comparison Greece 7 Czech Republic 9.9 Great Britain 10.2 Spain 11.5 France 12 Austria 13.4 Ireland 14.9 Luxembourg 16 Germany 18.3 Netherlands 20.9 Italy 21.1 Denmark 23.6 Sources: Eurostat; Statistisches Bundesamt, VDFW German development 1990 12.38 5.11 17.49 1992 13.11 5.2 18.31 1994 13.41 5.58 18.99 1996 13.40 4.09 17.49 1998 12.91 4.2 17.11 2000 8.62 5.32 13.94 2002 9.70 6.41 16.11 2004 10.81 7.15 17.96 2006 11.91 7.55 19.46 Generation, grid access fees, sales State burdens

e.on Germany - Breakdown of household energy prices Average electricity price for households1 19.46 ct/kWh CHP & Renewables Act 1.03 ct/kWh 5% Grid access fees 6.18 ct/kWh 32% Eco taxes 2.05 ct/kWh 11% Concession fees 1.79 ct/kWh 9% VAT 2.68 ct/kWh 14% Generation & sales 5.73 ct/kWh 29% Average gas price for households2 5.08 ct/kWh Import, production, transportation & distribution 3.80 ct/kWh 75% VAT 0.70 ct/kWh 14% Eco taxes 0.55 ct/kWh 11% Concession fees 0.03 ct/kWh 0.6% 1. Electricity supplied to households; annual sales volume 3,500 kWh. 2. Related to an average price for a fully supplied household (as of January 2006) 3. Concession fees very from city to city depending on number of residents. 4. Arithmetic medium for network fees as published by VDN, April 2005. Sources: E.ON, VDN, VDEW

e.on Gas price adjustment Oil indexation Main competitors of natural gas are gas oil and fuel oil. Long-term contracts need an automatic indexation. Oil indexation secures competitive gas prices. Example for oil indexation : Price adjustment every 3 months; 1.1./1.4./1.7./1.10. Reference period 6 months Time lag 3 months Reference period Time lag Gas price adjustment Reference period Time lag Gas price adjustment Reference period Time lag Gas priceadjustment Apr 03 May 03 Jun 03 Jul 03 Aug 03 Sep 03 Oct 03 Nov 03 Dec 03 Jan 04 Feb 04 Mar 04 Apr 04 May 04 Jun 04 Jul 04 Aug 04 Sep 04 Oct 04

e·on

For the 2005-2007 trading period, E.ON has received CO_2 allowances of about 77.4 million tonnes CO_2 per year

	UK	Germany	Sweden
Reduction	Overall 0.2% Energy sector: 21.5% Industry: increase (allocation based on projections)	Overall: 0.4 % no sector specific allocation, but 0 – 7.5% due to application	Overall: no reduction Energy sector: 20% (main energy source is non fossil) Industry: 0 %
New Built allocation	No transfer rule. New entrance reserve 18.9 mn t or 7.7% of budget allocated New built allocation to Energy sector based on BAT or BM	Transfer rule from old to new installations New entrance reserve 3 mn t or 3.1% of budget New built allocation to generators based on fuel type benchmark	Energy sector has to buy. New entrance reserve 1.8 mn t or 2.3% of budget
Early Action & CHP	No early action new CHP free	Early action CHP free	No early action CHP reward
NAP Focus	Environmental delivery	Security of supply	Environmental delivery

35

e.on The NAP for the 2008-2012 trading period still need to be finalized following the feedback of the EU Commission UK Germany Sweden Reduction Overall: 12.3% Energy sector: 18.6% Industry: no reduction Overall: approx. 8%1 Energy sector: approx 40%1 Industry: no reduction Overall: 2.6% Energy sector: 18.6% Industry: no reduction Incumbent allocation Based on historic production 2000 - 2003 using 5 benchmarks, 7% auctioning Based on historic load factors and benchmarks for gas, coal and perhaps lignite, auctioning in discussion Based on historic emissions 1998 - 2001, no auctioning New Built allocation 90% for power industry 95% for all other new entrants allocated on benchmarks New entrance budget allocated with fuel type BAT benchmarks and high load factor (7,500 h) First come - first serve on gas-type benchmark, only for CHP, other plants have to buy JI/CDM Cap 8% on installation, in total 19.5 Mt p.a. 20% on installation, in total 94.6 Mt p.a. 20% on installation in total 4.6 Mt p.a. EU status approved not approved approved with changes 1. Rough Estimate. Political discussions still going on.

e.on E.ON continues to solidify its integrated position in Eastern Europe E.ON involvements in power E.ON involvements in gas Czech Rep. ECR ECD ECE ZSE EED EDE Slovakia ETI Hungary Moldova Romania Gorna Varna Bulgaria PP Czech Rep JCP* VCP SMP JMP SPP Slovakia E.ON Földgaz Trade E.ON Földgaz Storage KÖGÁZ DDGAZ Hungary E.ON Gaz Romania Romania *subject to permission of the cartel authority Majority shareholding Minority stake (with management control) 100% E.ON Földgaz Trade 100% E.ON Földgaz Storage Minority stake Expanding our presence in Eastern Europe enables us to create economies of scale and to create a market leading position as eastern European markets become more connected and converge

e.on E.ON Group - Financial highlights € in million 2006 20051 +/-% Sales 67,759 56,141 +21 Adjusted EBITDA2 11,353 10,194 +11 Adjusted EBIT2 8,150 7,293 +12 Net income 5,057 7,407 -32 Adjusted net income3 4,386 3,640 +20 ROCE (in %)4 13.2 12.2 +15 Cost of capital (in %) 9.0 9.0 - Cash provided by operating activities 7,194 6,544 +10 Free cash flow6 3,111 3,588 -13 Net financial position7 -268 1,917 - 1. Figures adjusted for discontinued operations with the exception of net financial position. 2 Non-GAAP financial measure. For reconciliation to net income see last two charts. 3. Non-GAAP financial measure. For reconciliation to net income see last two charts. 4. Non-GAAP financial measure. For derivation see last two charts. 5. Change in percentage points. 6. Non-GAAP financial measure. For reconciliation to cash provided by operating activities see last two charts. 7. Non-GAAP financial measure. For reconciliation see last two charts.

e.on E.ON Group - Adjusted EBIT by market unit € in million 2006 20051 +/- % Central Europe 4,168 3,930 +6 Pan-European Gas 2,106 1,536 +37 U.K. 1,229 963 +28 Nordic 619 766 -19 U.S. Midwest 391 365 +7 Corporate Center -416 -399 - Core Energy Business 8,097 7,161 +13 Other Activities2 53 132 -60 Adjusted EBIT3 8,150 7,293 +12 1. Figures adjusted for discontinued operations. 2. This segment consists of Degussa, which is accounted for using the equity method. 3. Non-GAAP financial measure. For reconciliation to net income see last two charts.

e.on E.ON Group - Outlook 20071 Expected adjusted Group EBIT To be slightly above 2006 level Expected adjusted EBIT by Market Units: Central Europe To be slightly above 2006 level Pan-European Gas To be below 2006 level U.K. To remain at 2006 level Nordic To be significantly above 2006 level U.S. Midwest To be below 2006 level Expected net income To be slightly higher than 2006 level 1. Based on IFRS.

e.on Market units - Key financial figures 2006 € in million Sales Adjusted EBITDA Adjusted EBIT Capital Employed ROCE (%) Pre-tax CoC (%) Oper. Cash-flow Value Added Central Europe 28,380 5,484 4,168 19,295 21.6 9.0 3,825 2,431 Pan-European Gas 24,987 2,839 2,106 15,547 13.5 8.2 589 824 U.K. 12,569 1,790 1,229 13,183 9.3 9.2 749 13 Nordic 3,204 992 619 6,328 9.8 9.0 715 51 U.S. Midwest 1,947 590 391 6,832 5.7 8.0 381 -157 Corporate Center -3,328 -395 -416 -533 - - 935 - Core Energy Business 67,759 11,300 8,097 60,652 - - 7,194 - Other activities1 - 53 53 916 5.8 9.6 - -35 E.ON Group 671,759 11,353 8,150 61,568 13.2 9.0 7,194 2,586 1. This segment consists of Degussa which is accounted for using the equity method.

e.on E.ON Group - Split of gross external debt1 as of December 31, 2005, in billion € Central Europe Pan European Gas U.K. Nordic U.S. Midwest Corporate Center E.ON Group Bonds 0.0 0.0 0.4 0.6 0.7 7.3 9.0 Commercial Paper 0.0 0.0 0.0 03 0.0 0.1 0.4 Bank Loans / others 1.2 0.1 0.1 0.5 0.0 0.1 2.0 Gross External Debt1 1.2 0.1 0.5 1.4 0.7 7.5 11.4 Split by Market Unit Central Europe Pan-European Gas U.K. Nordic UK U.S. Midwest Corporate Center 66% 11% 1% 4% 12% 6% Split by Maturity 13% 3% 40% 3% 5% 36% 2007 2008 2009 2010 2011 After 2011 Split by Currency2 51% 31% 10% 8% EUR GBP USD SEK 1. Non-GAAP financial measure. Gross external debt equals financial liabilities to banks and third parties. 2. Before hedging.

E.ON's Ratings compared to its peer group

As of February 28, 2007

EdF	AA-	negative	Aa1	stable
GdF	AA-	watch neg.	Aa1	rev. down
E.ON	**AA-**	**watch neg.**	**Aa3**	**rev. down**
Enel	A+	negative	Aa3	stable
Scottish & Southern	A+	stable	A1	stable
RWE	A+	negative	A1	stable
Endesa	A	watch neg.	A3	negative
Vattenfall	A-	stable	A2	stable
Scottish Power	A-	watch neg.	Baa1	rev. down

- Moody's (Aa3/ P-1, „review for possible downgrade")

  -On February 22, 2006, Moody's has placed its Aa3 credit rating of E.ON AG on review for a possible downgrade, following the announcement by E.ON that it has made an offer to acquire 100% of the shares in Endesa SA. On September 28, 2006, Moody's decided to extend its review for downgrade to E.ON's short-term P-1 rating.

  -On February 5, 2007, Moody's commented on E.ON's ratings following the increased offer for Endesa "Moody's reiterates its previous guidance band for E.ON at the A2 level, i.e. adjusted net debt to retained cash flow sustainably in the range of 14% to 19%."

- Standard & Poor's (AA-/ A-1+, „creditwatch negative")

  -On February 21, 2006, Standard & Poor's has placed its AA-/ A-1+ credit rating of E.ON AG on creditwatch with negative implications, following the announcement by E.ON that it has made an offer to acquire 100% of the shares in Endesa SA. On February 7, 2007, S&P said:

  -"We now regard a ratio of FFO to adjusted net debt greater than 20% as necessary to maintain an A rating (compared with the initial expectationof 20%)."

positive = positive outlook, negative = negative outlook, rev. down. = review for possible downgrade, watch neg. = creditwatch negative

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e.on Market unit ratings within the E.ON Group as of December 31, 2006 E.ON AG E.ON International Finance B.V. E.ON UK Finance plc Aa3 rev. down. / AA- watch neg. E.ON Energie AG E.ON Nordic Holding E.ON Sverige AB A stable E.ON Ruhrgas AG E.ON UK plc A3 rev. down. / A- stable Powergen Retail Ltd Baal stable / A- stable Avon Energy Partners Holding A3 rev. down. Central Networks plc A3 stable Central Networks West plc A3 stable Powergen (East Midlands) Investments A3 rev. down. / A- stable Central Networks East plc A3 stable / A- stable E.ON US Investment Corp. E.ON U.S. LLC A3 stable / BBB+ stable E.ON U.S. Capital Corp A3 stable Louisville Gas and Electric A2 stable / BBB+ stable1 Kentucky Utilities A2 stable / BBB+ stable2 1 Senior secured debt rating is Al stable /A- stable rev. down. = review for possible downgrade 2 Senior secured debt rating is Al stable/ A stable watch neg. = creditwatch negative

On Januar 26, 2007, E.ON Aktiengesellschaft ("E.ON"), through its wholly owned subsidiary E.ON Zwolfte Verwaltungs GmbH, filed a tender offer statement on Schedule TO regarding its tender offer for ordinary shares and ADSs of Endesa S.A. ("Endesa") with the U.S. Securities and Exchange Commission ("SEC"). Endesa investors and security holders are urged to read the U.S. tender offer statement (as updated and amended), because it contains important information. Furthermore, Endesa investors and security holders are urged to read the Spanish prospectus from E.ON regarding the Spanish tender offer for Endesa because it contains important information. The Spanish prospectus and certain complementary documentation were authorized in Spain by the Spanish Comision Naciona/ del Mercado de Valores (the "CNMV'). Investors and security holders may obtain a free copy of the Spanish prospectus and its complementary documentation from E.ON, Endesa, the four Spanish Stock Exchanges, Santander Investment Bolsa SV SA, Santander Investment SA, Corredores de Bolsa, and elsewhere. The Spanish prospectus is also available on the web sites of the CNMV (www.cnmv.es), E.ON (www.eon.com), and elsewhere. Likewise, Endesa investors and security holders may obtain a free copy of the U.S. tender offer statement and other documents filed by E.ON with the SEC on the SEC's web site at www.sec.gov. The U.S. tender offer statement and these other documents may also be obtained for free from E.ON by directing a request to E.ON AG, External Communications, Tel.: 0211- 45 79 - 453.

This presentation may contain forward-looking statements. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of E.ON and Endesa and the estimates given here. These factors include the inability to obtain necessary regulatory approvals or to obtain them on acceptable terms; the inability to integrate successfully Endesa within the E.ON Group or to realize synergies from such integration; costs related to the acquisition of Endesa; the economic environment of the industries in which E.ON and Endesa operate; and other risk factors discussed in E.ON's public reports filed with the Frankfurt Stock Exchange and with the SEC (including E.ON's Annual Report on Form 20-F) and in Endesa's public reports filed with the CNMV and with the SEC (including Endesa's Annual Report on Form 20-F). E.ON assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments.

Through the fiscal year ending December 31, 2006, E.ON prepared its consolidated financial statements in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"), but has adopted International Financial Reporting Standards ("IFRS') as its primary set of accounting principles as of January 1, 2007. Unless otherwise indicated, the financial data for periods beginning after January 1, 2007 reflected in this presentation has been prepared in accordance with IFRS, while that for prior periods has been prepared in accordance with U.S. GAAP. This presentation may contain references to certain financial measures (including forward-looking measures) that are not calculated in accordance with either IFRS or U.S. GAAP and are therefore considered "Non-GAAP financial measures" within the meaning of the U.S. federal securities laws. E.ON presents a reconciliation of these Non-GAAP financial Measures to the most comparable US-GAAP measure or target, either in this presentation or on its website at www.eon.com. Management believes that the Non-GAAP financial measures used by E.ON, when considered in conjunction with (but not in lieu of) other measures that are computed in accordance with IFRS or U.S. GAAP, enhance an understanding of E.ON's results of operations. A number of these Non-GAAP financial measures are also commonly used by securities analysts. credit rating agencies and investors to evaluate and compare the periodic and future operating performance and value of E.ON and other companies with which E.ON competes. These Non-GAAP financial measures should not be considered in isolation as a measure of E.ON's profitability or liquidity, and should be considered in addition to, rather than as a substitute for, net income, cash provided by operating activities and the other income or cash flow data prepared in accordance with IFRS or U.S. GAAP. In particular, there are material limitations associated with our use of Non-GAAP financial measures, including the limitations inherent in our determination of each of the relevant adjustments. The Non-GAAP financial measures used by E.ON may differ from, and not be comparable to, similarly-titled measures used by other companies.

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